  As filed with the Securities and Exchange Commission on February 12, 1998.

                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ___________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           SUNGARD DATA SYSTEMS INC.
            (Exact name of Registrant as specified in its charter)

                                              1285 DRUMMERS LANE
          DELAWARE                        WAYNE, PENNSYLVANIA 19087                51-0267091
---------------------------------  -------------------------------------   ----------------------------
 (State or other jurisdiction of      (Address of Principal Executive            (I.R.S. Employer
 incorporation or organization)            Offices) (Zip Code)                 Identification Number)


                              BANCWARE, INC. 1988
                          INCENTIVE STOCK OPTION PLAN

                         BANCWARE, INC. NON-QUALIFIED
                            STOCK OPTION AGREEMENTS

                             MAY CONSULTING, INC.
                           EXECUTIVE LONG-TERM STOCK
                                INVESTMENT PLAN
                       --------------------------------
                           (Full title of the Plans)

                          LAWRENCE A. GROSS, ESQUIRE
                           SUNGARD DATA SYSTEMS INC.
                              1285 DRUMMERS LANE
                           WAYNE, PENNSYLVANIA 19087
                                (610) 341-8700
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                           FRANCIS E. DEHEL, ESQUIRE
                       BLANK ROME COMISKY & MCCAULEY LLP
                               ONE LOGAN SQUARE
                     PHILADELPHIA, PENNSYLVANIA 19103-6998
                                (215) 569-5500

                                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                               PROPOSED          PROPOSED
                                                               MAXIMUM           MAXIMUM         AMOUNT OF
          TITLE OF SECURITIES             AMOUNT TO BE      OFFERING PRICE      AGGREGATE       REGISTRATION
           TO BE REGISTERED             REGISTERED/(1)/       PER SHARE       OFFERING PRICE        FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share       72,497          $10.67/(2)/          $773,543         $235.00
=============================================================================================================

(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans.

(2) Pursuant to Rule 457(h), based upon the weighted average of the respective prices at which the options may be exercised.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.
--------------------------

     The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.
--------------------------------------------------------------------

     The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

     The following documents filed with the Commission are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above;

     (iii) The description of the Company's Common Stock which is incorporated by reference in the Company's Registration Statement on Form 8-A (File No. 0-14232) filed on May 14, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
----------------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     Not applicable.


Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

     The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

     The Company's Bylaws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law.

     As permitted by the Delaware General Corporation Law, the Company has adopted an amendment to its Amended and Restated Certificate of Incorporation to eliminate the personal liability of its directors to the Company and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, the Company has entered into indemnification agreements (in the form approved by the Company's stockholders at its 1987 Annual Meeting) with each of its directors and officers. These agreements provide indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the Delaware General Corporation Law. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

     The Company has obtained directors' and officers liabilities to the Company and its stockholders, in the amount of $20 million.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

     Not Applicable.

Item 8.  Exhibits
-----------------

     The following exhibits are filed as part of the Registration Statement.

     Exhibit No.              Description
     ----------               -----------

          5.1       Opinion of Counsel regarding legality.

         23.1       Consent of Coopers & Lybrand L.L.P.

          23.2    Consent of Counsel (included as part of Exhibit 5.1).

          24.1    Power of Attorney (included as part of the signature page).

Item 9.  Undertakings
---------------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN WAYNE, PENNSYLVANIA, ON THE DATE INDICATED.

                                   SUNGARD DATA SYSTEMS INC.

Date:  February 11, 1998           By: /s/ James L. Mann
                                       -----------------------------------------
                                       JAMES L. MANN,
                                       CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                       OFFICER

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES JAMES L. MANN AND MICHAEL J. RUANE AND EACH OF THEM, AS ATTORNEY-IN-FACT, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.


              SIGNATURE                        CAPACITY                    DATE
              ---------                        --------                    ----
    /s/ James L. Mann                   Chief Executive Officer,        February 11, 1998
--------------------------------------
    JAMES L. MANN                       President, and Chairman
                                        of the Board of Directors
                                        (principal executive officer)

    /s/ Michael J. Ruane                Chief Financial Officer and     February 11, 1998
--------------------------------------
    MICHAEL J. RUANE                    Vice President-Finance
                                        (principal financial officer)

    /s/ Andrew P. Bronstein             Vice President and Controller   February 11, 1998
--------------------------------------
    ANDREW P. BRONSTEIN                 (principal accounting officer)

    /s/ Gregory S. Bentley              Director                        February 11, 1998
--------------------------------------
    GREGORY S. BENTLEY

    /s/ Michael C. Brooks               Director                        February 11, 1998
--------------------------------------
    MICHAEL C. BROOKS

    /s/ Albert A. Eisenstat             Director                        February 11, 1998
--------------------------------------
    ALBERT A. EISENSTAT

    /s/ Bernard Goldstein               Director                        February 11, 1998
--------------------------------------
    BERNARD GOLDSTEIN

    /s/ Michael Roth                    Director                        February 11, 1998
--------------------------------------
    MICHAEL ROTH

    /s/ Malcolm I. Ruddock              Director                        February 11, 1998
--------------------------------------
    MALCOLM I. RUDDOCK

    /s/ Lawrence J. Schoenberg          Director                        February 11, 1998
--------------------------------------
              LAWRENCE J. SCHOENBERG

                                 EXHIBIT INDEX
                                 -------------

              Exhibit
              -------

              5.1                Opinion of Counsel

              23.1               Consent of Independent Accountants